CONFIDENTIAL TREATMENT REQUESTED UNDER
C.F.R SECTIONS 200.80(b)(4), 200.83, 230.406 AND
5 U.S.C.A. § 522(b)(4).

**** INDICATES OMITTED MATERIAL THAT IS THE
SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST
FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED
SEPARATELY WITH THE COMMISSION.

SULFUR SUPPLY AGREEMENT entered into by and between PEMEX GAS Y PETROQUIMICA BASICA (“Seller”), represented herein by ****, acting as **** for Basic Petrochemical Products, that is assigned to the Underdirectorate of Liquefied Gas and Basic Petrochemicals, and INNOPHOS FOSFATADOS DE MEXICO, S. DE R.L. DE C.V. (“Purchaser”), represented herein by Messrs. Pablo Gerardo Lopez Sanchez and Jose Ramon Gonzalez de Salceda y Urbina, both acting as Legal Representatives, pursuant to the following Representations and Sections:

R E C I T A L S

Seller represents as follows:

     I. That it is a decentralized public entity of the Government-Controlled Public Administration of the United Mexican States Federal Government with a technical, industrial and business nature, with own legal capacity and property, and with a legal capacity to enter into this Agreement pursuant to the Organic Law of Petroleos Mexicanos y Organismos Subsidiarios which was published in the Federal Official Gazette on July 16, 1992;

     II. That in the capacity of a government-controlled entity its purpose is processing natural gas, natural gas and artificial gas liquids, storing, transporting, distributing and marketing those hydrocarbons, as well as any derivatives capable of serving as basic industrial raw materials;

     III. That it wishes to sell and deliver Sulfur to Purchaser under the terms and conditions set forth herein;

     IV. That it has the organization, technical capacity and elements, and financial, commercial and legal capacity to perform the obligations provided herein;

     V. That the powers granted to its legal representative have not been revoked, limited or modified in any manner whatsoever at the day of execution hereof, consequently, that it has legal authority broad enough to enter into this Agreement, as evidenced in Public Instrument No. 53915 that was granted before and certified by Mr. Jose Manuel Gomez del Campo Lopez, Esq., Notary Public No 136 in and for the Federal District, on May 7, 2007.

     VI. That its fiscal domicile is Av. Marina Nacional, Numero 329, Edificio 1917 (B-1) 10o Piso Colonia Huasteca, Delegacion Miguel Hidalgo, Mexico City Federal District, Codigo postal 11311 and Taxpayers’ Identification No. PGP-920716-MT6.

Purchaser represents the following:

     I. That it is a Business Corporation, duly incorporated and existing pursuant to the United Mexican States law, in accordance with Public Instrument No. 22,607 dated December 15, 1987, containing the Articles of Incorporation and By-laws, that was granted before and certified by Mr. Jose Manuel del Campo Lopez, Esq., Notary Public No. 136 in and for Mexico City, Federal District, duly registered in the Public Commercial Registry under No. 103, 384.

     II. That through public instrument No. 83,289 dated July 23, 1992 and notarized by Mr. Alberto T. Sanchez Colin, Notary Public No. 83 in and for Mexico City, Federal District, that was duly registered at the Commercial Public Registry under No. 103,384 it was agreed to change corporate name to Troy Industrias, S.A. de C.V.

     III. That through public instrument No. 34,108 notarized on December 26, 1994 by Mr. Eduardo Flores Castro Altamirano, Esq., Notary Public No. 33 in and for Mexico City, Federal District, that was duly registered at the Commercial Public Registry under No. 103,384, it was agreed to change corporate name to Albright & Wilson Troy de México, S.A. de C.V.

     IV. That through public instrument No. 65,786 notarized on July 6, 2000 by Mr. Carlos de Pablo Serna, Esq., Notary Public No. 137 in and for Mexico City, Federal District, that was duly registered at the Commercial Public Registry under No. 103,384, it was agreed to change corporate name to Rhodia Fosfatados de México, S.A. de C.V.

     V. That through public instrument No. 15,232 issued on August 17, 2004 notarized by Mr. Arturo Talavera Autrique, Esq., Notary Public No. 122 in and for Mexico City, Federal District, that was duly registered at the Commercial Public Registry under No. 103,384, it was agreed to change corporate name to Innophos Fosfatados de México, S. de R.L. de C.V.

     VI. That its corporate purpose is, among other things, produce, manufacture, recover, refine, assemble, process and industrialize, through any chemical or physical process, any product of the chemical industry and all other industry, consequently Sulfur supply is required therefor.

     VII. That it wishes to purchase and receive Sulfur from Seller, pursuant to the terms and conditions set forth herein;

     VIII. That it has the organization, technical capacity and elements, and the financial, commercial and legal capacity to perform its obligations referred to herein, including capacity to handle, carry, store and/or process Sulfur; that it is aware of risks resulting out of handling, carrying, storing and processing Sulfur, and that it has the capacity to face any responsibility related with accidents in such handling, carrying and processing; that it fully knows the provisions and requirements set forth in the laws, regulations, guidelines and any legal provision for handling Sulfur;

     IX. That Mr. José Ramon Gonzalez de Salceda y Urbina’s legal capacity to sign this Agreement is evidenced through public instrument No. 16,231 granted before and certified by Mr. Arturo Talavera Autrique, Esq., Notary Public No. 122 in and for Mexico City, Federal District, which instrument has been duly registered at the Commercial Public Registry under No. 103,384 on July 12, 2005 in Mexico City, Federal District. Also, that Mr. Pablo Gerardo Lopez Sanchez’s legal capacity is evidenced through public instrument No. 68,707granted before and certified by Mr. Carlos de Pablo Serna, Esq., Notary Public No. 137 in and for Mexico City, Federal District under Commercial Public Registry No. 103,384 on September 11, 2001 in Mexico City, Federal District, which powers have been ratified thereto pursuant to public instrument No 15,232 executed before and certified by Mr. Arturo Talavera Autrique, Esq. Notary Public No. 122 in and for Mexico City, Federal District on August 17, 2004.

     X. That its fiscal address is at Domicilio Conocido S/N Km. 5.5 Carretera Federal Coatzacoalcos-Villahermosa, Coatzacoalcos, Ver.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

S E C T I O N S

SECTION 1. DEFINITIONS; HEADINGS AND REFERENCES

     1.1 Definitions: For any purposes hereof, the following terms shall have the following meanings:

     “Affiliate”: regarding any person or entity, means any other person or entity controlling or controlled thereby or that is under common control together therewith;

     “Year”: calendar year; for past due interest computation purposes, 360 days are considered;

     “Shipping Center”: any filling premise located at the Gas Processing Centers of Seller or at Pemex Refinacion Refineries as detailed in Exhibit 1, wherein Seller produces Sulfur to be delivered to Purchaser;

     Institutional Credit Committee: A collegiate body responsible for authorizing credits, extensions, reductions, guaranty release, as well as for establishing credit policies applicable to both Pemex Gas and Petroquímica Básica customers”;

     “Agreement”: This Sulfur Supply Agreement including all Exhibits attached thereto; as well as any amendments, changes, supplements or Exhibits that may be prepared or attached to Agreement during its term;

“Day”: A calendar day;

     “Business Day”: a business day in accordance with work schedule and with labor contract of Petróleos Mexicanos y Organismos Subsidiarios;

     “Corporate Finance Department”: Administrative unit responsible for coordinating financial activities of Petróleos Mexicanos, its Subsidiary Agencies and Affiliates, and for establishing regulations to regulate performance thereof;

     “Payment Guaranty”: a payment commitment by a third party to pay for obligations agreed upon herein, which commitment covers risk for purchases on credit by Purchaser.

     “Past due Interest”: failure by Purchaser to make payments in due time and proper form shall give rise to past due interests payable thereby to accrue. Those past due interests that shall be computed over past due outstanding balances, beginning on maturity date and continuing during all time the debt due and payable remains outstanding and up until paid in full;

“Month”: calendar month;

     “Plant”: Any of Purchaser or Seller plants inside the United Mexican States where: Purchaser uses Sulfur received from Seller under this agreement for mixing, storing, distributing and/or processing purposes, or where Seller manufactures the Product.

“Product”: Sulfur in accordance with specifications set forth in Exhibit 2;

     “Final Delivery Schedule”: Regarding any month, the final delivery schedule of Product as determined in accordance with Section 3.4;

     “Proposed Delivery Schedule”: Proposed delivery schedule of Product as determined in accordance with section 3.2; requested by customer.

     “Operating Reasons”: Including but without limitation, those reasons or causes applicable to Plant such as processes and processing equipment-related problems in general, such as leaks in pipelines, tanks, deviations from operation in that same equipment, electric power failures, industrial safety and production handling in Plant.

     “SPEUA”: Payment method as determined by Banco de Mexico (Central Bank), called Electronic payment system for wide use”.

     “T.I.I.E.”: The interbank equilibrium interest rate published by the Central Bank in the Federal Official Gazette.

“Metric Ton”: Unit of weight equal to one thousand kilograms;

     “Contractual Volume”: Regarding any Month, means Product volume that Seller is obliged to sell and Purchaser is obliged to buy pursuant hereof which volume is computed based on provisions in Section 3;

     “Base Contractual Volume”: **** monthly metric Tons which volume Seller is obligated to sell and Purchaser is obligated to buy.

     1.2 Headings and references: Headings included in this Agreement shall not affect construction hereof. Except for any provision to the contrary, any and all references to Sections and Exhibits are included in regard to the Sections hereof and the Exhibits hereto.

SECTION 2. PURPOSE.

Subject to the terms and conditions hereof, Purchaser undertakes to buy Product from Seller and Seller undertakes to sell Product to Purchaser.

SECTION 3. DELIVERY VOLUME AND SCHEDULING

     3.1 Contractual Volume: Subject to the terms and conditions hereof, Product volume to be sold by Seller and bought by Purchaser in any Month (the “Contractual Volume” for such Month) shall be the one between (i) Base Contractual Volume and (ii) volume ordered by Purchaser, and confirmed in Final Delivery Schedule. Determination of Contractual Volume between that base and ordered amount, and volume confirmed in Final Delivery Schedule, for any Month, and of applicable delivery schedule, shall be made in accordance with following provisions in this Section 3.

     3.2 Proposed Schedule by Purchaser: Purchaser shall deliver to Seller, no later than on the fifth Day of each month:

(i) a proposed delivery schedule related with subsequent Month, pursuant to provisions in No. I, Exhibit 3, whereby Purchaser shall notify Seller the Product volume it wishes to receive in that Month, approximate dates and Shipping Center(s) where Purchaser wishes the Product to be loaded, and carriage shall be Purchaser’s responsibility; and

(ii) an estimate of Product volume Purchaser plans to order for two (2) subsequent Months.

     3.3 Determination of Contractual Volume: Seller shall provide an answer to schedule proposed by Purchaser for subsequent Month no later than the 25th day of each month (prior to month product has been ordered for), through document mentioned under No. II, Exhibit 3, in the understanding that:

(i) if Base Contractual Volume is the volume ordered by Purchaser for any Month, Seller shall supply the ordered volume, and that volume shall comprise the Contractual Volume for such Month;

(ii) if volume ordered by Purchaser for any Month exceeds Base Contractual Volume, Seller may, at its discretion, supply any volume between the ordered volume and Base Contractual Volume, and volume so determined by Seller shall comprise the Contractual Volume for said Month; and

(iii) if volume ordered by Purchaser for any Month is smaller than Base Contractual Volume, Seller shall supply ordered volume and volume so determined by Seller shall comprise the Contractual Volume for said Month.

(iv) if Purchaser fails to deliver a proposed schedule to Seller, the Base Contractual Volume shall be deemed as the Contractual Volume for said Month.

Contractual Volume for such Month shall be considered in applying provisions in Section 3.5, and operating flexibility provided in Section 3.6.

A document delivered to Purchaser by Seller pursuant to this Section 3.3 shall comprise the “Final Delivery Schedule”, and Contractual Volume for any applicable Month may also be established therein, consequently, the Product Volume to be delivered during such Month and the Shipping Center(s) wherein Seller shall make deliveries shall be specified therein (dates, volumes and Shipping Center(s), different from those dates, volumes and Shipping Centers proposed by Purchaser in schedule thereof, may be specified in that document), in the understanding that, except as otherwise agreed upon or because of regular maintenance activities in Shipping Center(s) different from those proposed by Purchaser or because of repair of premises, deliveries shall be made in a relatively uniform manner during the applicable Month.

Notwithstanding any agreements in final delivery schedule pursuant to prior paragraphs, the parties agree that they may agree on additional volumes to those established in final delivery schedule, which volumes shall be deemed as amending Contractual Volume only for that month.

     3.4 Final Delivery Schedule: Seller shall send a confirmation regarding deliveries to be made in any applicable Month no later than the 25th day of prior Month, pursuant to provisions in No. III, Exhibit 3. In said confirmation, the Proposed Delivery Schedule regarding Product Volume to be delivered during that Month, as well as the Shipping Center(s) where deliveries are to be made may be changed by Seller, provided however that this right of Seller may not affect its obligation (i) to fully deliver the Contractual Volume in any applicable Month, and (ii) to make deliveries in relatively regular manner during that Month, except as otherwise agreed upon or as for regular maintenance reasons in Shipping Center(s) different from those proposed by Purchaser in schedule thereof, or as for repairs to premises. Delivery schedules so confirmed by Seller for any Month shall comprise the “Final Delivery Schedule”. It is expressly agreed upon that deliveries to be made in accordance with Final Delivery Schedules shall be subject to provisions set forth in Exhibit 3.

3.5 Contractual Volume, final obligation:

     3.5.1 In order to secure regular Product supply, and for both parties to have ideal conditions in planning their relative activities, the parties agree that Contractual Volume shall be final, except if parties agree to change Contractual Volume, or in the event of force majeure or Acts of God.

     3.5.2. In the event Purchaser, due to an cause attributable thereto, withdraws a volume smaller than the Contractual Volume applicable to **** months during a six-month period, Seller shall be entitled to (i) reduce Contractual Volume applicable to all subsequent months in a volume equal ****, and said reduction shall be notified to Purchaser within fifteen (15) days following last Day of that **** period wherein Purchaser had received smaller volumes than Contractual Volume, and new Base Contractual Volume shall remain in effect as from the Month detailed in notice date; or (ii) rescind Agreement which rescission shall become immediately effective, without requiring a court order, by personally notifying Purchaser which notice shall be given within 60 days following last day of the six-month period wherein such breach takes place, priorly complying with rescission proceedings provided for in section 29.

In the event the right to reduce Contractual Volume or to terminate the Agreement shall not be exercised by Seller, Purchaser’s obligation to receive the agreed upon Contractual Volume in each Month shall continue with full force and effect.

3.6 Flexibility for operating reasons; stoppage due to maintenance:

3.6.1 The parties shall not incur any liability whatsoever if in any Month they supply or receive, if applicable, a volume smaller than Contractual Volume, provided that: As to Purchaser

(i) it is due to operating reasons, and such reduction does not exceed in any case 5% of applicable Contractual Volume for said Month.

Regarding Seller

(i) if due to operating reasons.

     3.6.2. Each party shall be entitled to suspend purchases or sales of Product, for one or more Days, and not exceeding in the aggregate thirty (30) days per Year that are equivalent to Base Contractual Volume, provided that:

(i) those suspensions are strictly caused by a stoppage due to maintenance reasons at any Shipping Center(s) different from the one(s) proposed by Purchaser within proposed schedule or of any other Seller’s production center or Plant, if any; and

(ii) volume of not supplied or not received product, if any, does not exceed in any Year the monthly average of Contractual Volume during the applicable Year.

Any party wishing to suspend purchase or sale of Product in accordance with the aforementioned shall as soon as possible notify the other party the scheduled dates therefor, but at least thirty (30) Days before the first Day of that suspension, except for those cases where interruption is due to remedial maintenance, in which case the parties shall notify thereof in writing on same day when the event is taking place, in accordance with Section 21 ”Notices” of the Agreement.

     3.7 Schedule coordination: In order to coordinate delivery schedules, each party shall appoint an area operating agent, who shall be essentially responsible for coordinating operating details related with Product delivery under this Agreement.

SECTION 4. VOLUME MEASUREMENT

     4.1 Volume: Volume for each delivery shall be determined by Seller’s staff using the weighing machines installed at the applicable Shipping Center, and carrier’s vehicle shall be weighed before and after the loading operation. Purchaser shall be entitled to appoint an agent to witness weighing process of loaded Product, as well as to be present when weighing machines are gauged, and in the event any non-reconciling differences arise, opinion of an independent inspector shall be requested (which fees shall be paid in equal proportion by both Purchaser and Seller) “selected by the parties” from among those inspectors detailed in Exhibit 4 hereto in order to confirm those measurements. Seller undertakes to show Purchaser, upon request and at any moment, evidences that the maintenance and gauging schedule for weighing machines has been fulfilled in accordance with regulations then effective established by the competent authority in that field.

     4.2 Effects: Volume measurements performed as above-mentioned shall be final and binding for both parties, except in the event of an evident error. However, and without prejudice to any subsequent right of the parties to prove an evident error in those measurements, determination of volume as aforementioned shall prevail for billing purposes and for obligation by Purchaser to make applicable payment in accordance with what is provided in Section 9.

SECTION 5. QUALITY.

     5.1 Specifications: Product to be sold under this Agreement shall fulfill those specifications set forth in Exhibit 2 hereto.

     5.2 Determining quality. Seller shall test quality of Product to be supplied out of storage tanks in accordance with those methods set forth in Exhibit 2 hereto, and Seller shall prepare any applicable quality certificates related therewith. Purchaser shall be entitled to request Seller the Product quality certificates, and also that an independent inspector selected from those inspectors detailed in Exhibit 4 hereto takes part in the event of any disagreement, and that independent inspector shall confirm at Seller’s laboratories that product covered by those certificates do meet minimum required features detailed in Exhibit 2. Final results of any quality analysis performed in accordance with this Section 5.2 shall be final and binding to all parties except in the event of an evident error.

The independent inspector’s fees shall be at the expense of any party making the error, that is, if minimum required quality is confirmed by inspector, fees shall be at the expense of Purchaser, and if a determination is made that minimum required quality is not fulfilled those fees shall be at the expense of Seller.

     5.3 No warranty provisions on product quality: Seller solely warrants that Product sold under this Agreement shall fulfill, at any applicable Shipping Center, specifications expressly set forth in Exhibit 2. Seller does not grant any other warranty, either express or implicit. Purchaser hereby relieves Seller of any other warranty, including but without limitation, any implicit warranty of enforceability or a warranty of fitness for a particular purpose, and specifically regarding sale of Product pursuant to this Agreement.

SECTION 6. DELIVERY

     6.1 Delivery method, transfer of title. All Product deliveries shall be made to carriage vehicles supplied by Purchaser at any applicable Shipping Center (in the understanding that Purchaser shall be liable for any and all Product shipping expenses,) in accordance with the following terms of this Section 6. Transfer of title from Seller to Purchaser shall be deemed executed upon the time Product may be loaded into any applicable carrier vehicle. As from that time, liability of Seller regarding the Product shall terminate and Purchaser shall assume all risks for loss, damages, reduction, contamination or evaporation as well as any and all risks intrinsic to Product handling, carriage, storing and processing. Any loss or damage caused to any of Seller’s property or to any third party’s property during loading and carriage operations, attributable to carrier or to any driver thereof shall be at the expense of Purchaser. The above-mentioned provisions are in accordance with Exhibit 3.

     6.2 Statement that Purchaser knows Shipping Centers, general procedures. Purchaser certifies that it fully knows conditions, procedures and premises at Shipping Centers and manufacturers, including those conditions, procedures and premises for Product delivery. Conditions, procedures and premises at Shipping Centers and manufacturers may be changed at any moment in which case Seller shall timely notify Purchaser. Also, Purchaser hereby acknowledges that general procedures currently established in Shipping Centers and manufactures related at any moment, among other aspects, with volume determination and safety measures for loading operations, shall be supplementary to (provided that they are not infringing) those procedures established herein. Notwithstanding the above-mentioned, it is expressly agreed that all deliveries to be made shall be performed pursuant to provisions in paragraphs IV and V, Exhibit 3 hereto.

SECTION 7.

NOTICE OF CLAIMS.

     7.1 Volume and quality. Any claim that Purchaser might have regarding this Agreement as to Product volume or quality shall be notified, pursuant to Section 21 hereof to Seller within three (3) Days from the delivery date, but in any case, prior to Product unloading by Purchaser at the Plant. Without prejudice to the above provided, Purchaser may notify by telephone any intended claim to be submitted, to the field operating agent appointed by Seller, so that Seller may timely take any action deemed proper, the above in the understanding that said notice by telephone shall be confirmed in writing, through telefax, courier or electronic mail. The field operating agents appointed by the parties shall try to mutually solve said claim. In the event claim is not solved by those agents, Purchaser shall confirm its claim to Seller within a ten (10) Day period following date when initial notice of claim had been delivered through telefax, courier or electronic mail by Purchaser to Seller.

     7.2 Other claims: Any other claim Purchaser might have related with this Agreement shall be notified to Seller following method set forth in Section 7.1 within thirty (30) days from the date the events giving rise to claim took place, and that claim shall be decided in accordance with terms similar to those set forth herein.

     7.3 Disclaimer of liability by Seller: Seller shall not be liable whatsoever with Purchaser (and Purchaser shall be deemed to have waived thereto) regarding any claim that may not be notified by the Purchaser to Seller as provided in Sections 7.1 and 7.2

SECTION 8. PRICE

Product price shall be monthly computed by Seller in accordance with a formula authorized by the Ministry of Finance and Public Credit.

Any amendment to formula shall be notified in accordance with Section 21.

Price application criteria are included in Exhibit 5 hereto.

SECTION 9. TERMS OF PAYMENT

     9.1 Currency, payment time and place, default in payment: Purchaser shall make all payments provided herein in Mexican Pesos, without any discount or deduction whatsoever, to the account and bank notified thereto by Seller, through any of the following methods: (a) bank deposit submitted at a teller’s window, b) bank wire transfer c) SPEUA. Purchaser shall fulfill bank guidelines and policies in place regarding acceptance of checks; Purchaser shall also fulfill regulations in effect. Al payments of sold Product on credit and delivered shall be made no later than **** days from any applicable delivery date. All other payments made to Seller shall be performed within **** days following submittal by Seller of a payment demand in writing wherein indebtedness concept, amount and type of obligation is detailed. In the event any payment pursuant to this Agreement becomes due payable in a Day where banks remain closed, said payment may be made on the immediately following day when banks are open for business. Purchaser undertakes to reimburse Seller any bank fee improperly applied by banks to Seller for transactions performed by Purchaser. Assuming that Purchaser defaults in payment, Purchaser undertakes to pay Seller past due interest as from the day following the maturity date and all along that amount remains outstanding (Principal and VAT) and until payment is made in full pursuant to the following:

  Past due interest rate applicable to past due outstanding balance, shall be that resulting from applying the monthly average of the equilibrium interbank interest rate (“TIEE RATE”) as determined by the Central Bank and published in the Federal Official Gazette applicable to a 28 day term.
  To compute the monthly average of the “TIIE” RATE, the sum of known and effective “TIIE” rates shall be considered from the first calendar day and until third business day before end of immediately prior month to month when rate is applied, divided by number of calendar Days considered in arithmetic sum and the result thereof shall be divided by twelve and multiplied by a 2.5 factor.
  The amount of past due interest shall be that resulting out of multiplying the outstanding balance (principal and VAT) of past due debt by a quotient resulting out of dividing monthly past due rate by 30 and multiplying thereof by number of past due days in the month including the day when payment is made.
  If impossible to determine at any time the TIIE RATE, the applicable rate shall that, if any, replacing thereof as officially determined.

In the event the aforementioned is amended by the Corporate Finance Department, the parties agree to enter into an applicable agreement to update that amendment.

Any payments made by Purchaser to Seller to comply with obligations thereof shall be applied on a due date chronological order beginning with oldest owing amount and up to most recent owing amount, in the first place to payment of past due interests, financing interests, value added tax on interests, payment of principal and, lastly to collection expenses, if applicable.

In the event any cheque is returned for any cause, Purchaser undertakes to pay Seller the following items: amount of returned cheque, a 20% on returned cheque amount for damages and a 20% VAT on returned cheque, past due interest, VAT on past due interests, VAT on past due interests, fees and expenses applied by applicable banking institutions plus applicable VAT, in the event they have been charged to Seller, in the understanding that the aforementioned shall be without prejudice to application of any other provision or any other legal remedy applicable to Seller, either stemming out of this agreement or of any other source (including, without limitation, what is provided in paragraph 9.5, Section 9).

Recovery of owing amounts shall be applied in the first place to payment of 20% on any returned cheque, bank fees and expenses charged by the applicable bank, past due interest of document and VAT of each item and in the second place to paying the returned cheque amount.

If for any reason, any invoice(s) of sold and delivered Product is not registered by the bank institution through which collection is performed, Purchaser shall pay the applicable amount, in accordance with pricing structure applied on the date Product is delivered, in the understanding that for such instances, due date of any applicable invoice shall not be affected.

9.2 Exemption, renewal or reduction of guaranty for selling product on credit. Seller reserves the right to grant a guaranty disclaimer for selling Product on credit, in accordance with guidelines authorized by the Board of Administration of Pemex Gas y Petroquímica Básica and applied by its Institutional Credit Committee, as well as to cancel Purchaser said disclaimer or to determine any reduction in amount of guaranty submitted or renewal thereof, in accordance with resolutions by said Committee, for any breach to requirements then in effect for a guaranty disclaimer or that presumptions for reduction thereof take place.

     9.3 Payment Guaranty. In the event Purchaser has no guaranty disclaimer granted by Seller, Seller may demand from Purchaser to guarantee payment of supplied Product pursuant to this Agreement through letters of credit, granting of a suretyship or any other manner of Payment Guaranty as selected by Seller. The letter of credit or suretyship shall be (i) issued by a bank o a bonding company legally authorized to operate in the Mexican Republic, as applicable, acceptable to Seller, (ii) in an unconditional and irrevocable manner, (iii) for a term acceptable to Seller, (iv) payable based on a first out-of-court demand by Seller to issuer, notwithstanding any opposition by Purchaser; and (v) in an amount reasonably determined by Seller. In the event Seller demands Purchaser to guarantee Product payment in accordance with aforementioned, and Purchaser shall fail to do so within five (5) Days following the date of demand, Seller may terminate this Agreement and termination shall become immediately effective (without needing a court order), through personal notice to Purchaser. Payment guaranties shall be issued pursuant to suretyship and letter of credit models delivered therefor by Seller.

Payment Guaranty shall be delivered directly to Seller by guarantor institution no later than two business days before first day of product delivery, and including therein full address for guaranty delivery.

In any case, and to remain in payment on credit plan, Purchaser shall maintain Payment Guaranty by making any required renewals or substitutions, otherwise, Seller shall proceed to suspend deliveries or product sale on credit.

If Purchaser chooses to submit a letter of credit and in order for Seller to deem it valid, Purchaser shall renew or substitute it for another with any applicable term, at least sixty Days before its due day.

Whenever Purchaser changes corporate name or is transformed, or merged into o spun-off, Purchaser shall update any applicable Payment Guaranty.

     9.4 Payment costs: Purchaser shall pay all bank charges and fees related with payments to be made to Seller pursuant hereof, including but without limitation, any cost to establish the letter of credit and the guaranties set forth in Section 9.3.

     9.5 Non-compliance of payment: In the event Purchaser default any payment that shall be made pursuant hereof, Seller (without prejudice to any other right or legal remedy arising out hereof or of any other source) shall be entitled at its sole discretion (i) to demand payment of past due interests applicable based on a rate then effective as determined by the Corporate Finance Entity as agreed upon herein, and therefor a grace period for making payment of up to 10 Days following that due date shall be granted, (ii) in the event invoice and interests may not be settled within that additional margin as aforementioned, on the 11th day following maturity date further Product deliveries shall be suspended until Purchaser pays any owing amounts and any interests derived from those amounts, and if otherwise, the applicable guaranty claim shall be processed or if any, legal proceedings shall be filed and (iii) except if Purchaser makes payments within the ten (10) Days following the day when payment would have become immediately due and payable, to rescind this agreement with such rescission immediately becoming effective (without the need of a court order) through personal notice to Purchaser given at any time before full payment by Purchaser of all owed amounts and applicable interests, and priorly complying with rescission proceeding provided in Article 29.

Payment Guaranty shall be executed to recover the owing amount plus any accrued past due interests and/or financial interests, or if any, in the total amount of the letter of credit, given the type of this Agreement.

SECTION 10. BAN TO SETOFF

Without prejudice to the right of Purchaser to subsequently submit any claims Purchaser might have regarding this Agreement through a judicial proceeding filed in accordance with provisions in Section 24, all payments Purchaser shall have to make pursuant hereof shall be timely made and without any setoff nor deduction of any type for any claim that Purchaser or any other person might have at present or in the future against Seller or any Affiliate thereof. Purchaser hereby relieves and waives each and every right related with claims arising against Seller or any Affiliate thereof regarding sale and purchase of Product made prior to execution hereof that Purchaser has not notified in writing to Seller before entering into this Agreement.

     SECTION 11. OTHER REPRESENTATIONS AND WARRANTIES BY PURCHASER

Purchaser represents and warrants that:

(a)	this Agreement has been duly authorized and that all corporate acts and acts of any other type required therefor have been executed;

(b)	this Agreement is valid, legally binding therefor and enforceable in accordance with the terms thereof;

(c)	it has, directly o through third parties, proper equipment and duly trained staff to handle, carry, store and/or process Sulfur, as well as to deal with any emergency resulting out of said handling, carriage, storing and processing;

(d)	it has obtained any required permits to handle, carry, store and process Sulfur, and that third Parties hired thereby for carriage of product have in turn obtained any permits required therefor, and all those events the permits that must be issued by applicable government authorities, and that those permits are in force (in the understanding that Purchaser shall immediately notify Seller if any such permit has been cancelled, revoked, annulled or terminated);

(e)	knows and undertakes to fulfill any safety rules and requirements existing for Shipping Centers to be used to execute any acts the purpose hereof;

(f)	Product to be purchased pursuant hereof is solely to manufacture and market oil-derived products.

(g)	it is holder of a valid insurance policy issued by an insurance company duly authorized to operate in Mexico, which policy is broad enough to cover for losses, damages to individuals and Seller’s and third parties’ property that may arise for acts or omissions related with this Agreement, and that any third parties hired for carriage of Product are holders of policies covering any of the above casualties;

(h)	it shall pay any tax obligations arising out hereof, pursuant to any laws providing thereof;

(i)	likewise, it shall prefer Seller for purchasing the Product;

(j)	each above-mentioned representation and warranty is true and valid on the day this Agreement becomes effective and shall continue to be true and valid on each delivery date of Product under hereof, as if those representations and warranties had been made on each delivery date.

SECTION 12. LABOR RELATIONS

Purchaser in a capacity as businessperson and employer of any hired staff thereby for the purpose hereof, is solely responsible for any obligations arising out of legal provisions and any other stipulations as to labor and social security matters with its workers, and Seller under no circumstance shall become a surrogate employer as to said staff. Consequently, Purchaser shall defend and hold harmless Seller, Petróleos Mexicanos and/or any other Subsidiary Entity thereof, of any claims that may be filed by Purchaser’s workers, and Seller shall be relieved of any responsibility and shall be indemnified for any amount that may be incurred thereby to that regard.

SECTION 13. TERMINATION OF CONTRACT

The parties may terminate this agreement for any reason as provided for herein and additionally for the following events:

  When term expires pursuant to Section 25 hereof.
  Seller may terminate this agreement at any time without any liability whatsoever, by giving notice in writing to Purchaser 3 months prior to date when termination shall become effective.
  The parties may agree an early termination hereof in the event of force majeure or acts of God pursuant to provisions in Section 17.
  Due to rescission of agreement for any cause attributable to Purchaser, for which purpose Seller shall enforce those guaranties set forth herein for any amount owing applicable thereto.

Termination or rescission hereof pursuant to provisions in Sections 13, 14, 25, 29 or for any other reason as set forth herein shall cause payment obligations payable by Purchaser and subject to enforceable terms to become immediately due and payable from the time said rescission or termination becomes effective and Purchaser shall not be relieved from making any payment Purchaser may be obliged to in accordance hereof.

In the event any balance exists to Purchaser at termination hereof, a certificate of settlement may be issued by Seller to reimburse that balance.

SECTION 14. SPECIAL RESCISSION EVENTS

     14.1 Rescission Events: Seller (without prejudice to any other right or legal remedy stemming out of this Agreement or of any other source) may rescind this Agreement which rescission shall become immediately effective (without any court order being required), by giving notice in writing and personally to Purchaser, priorly fulfilling procedure established in Section 29, in the event:

(a)	Purchaser files proceedings for bankruptcy (concurso mercantil), or any reorganization is requested thereby or determined thereupon decided through any court order, or requests the benefit of any legislation to release debtors, to make an assignment for the benefit of creditors due to its inability to pay its obligations with them, or if Purchaser admits in writing its inability to pay its debts as they mature, or performs any other act generally recognized as insolvency, or bankruptcy is declared upon Purchaser.

(b)	any court order or resolution is issued declaring Purchaser in bankruptcy, a petition requesting reorganization thereof is approved, or a petition requesting application of any law to release its debtors is approved, appointment of a custodian, receiver shall occur, or that dissolution or liquidation of Purchaser shall have been ordered.

(c)	any permit to Purchaser to handle, carry, store and process Sulfur or permit to any third party signed up thereby for carriage of Product, including, in both cases, any required permit related with said Product, has been cancelled, revoked or in any manner annulled or terminated, and not renewed or regularized within a thirty (30) day term, in the understanding that during said term Seller shall be entitled to suspend, at its sole discretion and without any liability therefor whatsoever, Product deliveries until said permit is renewed or regularized.

(d)	any representation made by Purchaser to Seller under this Agreement turns out to be false or untrue on the day this Agreement shall become effective or on the date of any Product delivery hereunder; or

(e)	Purchaser breaches any obligation hereunder.

     14.2 Effects of rescission of Agreement: Purchaser shall not be relieved of making any payment Purchaser is obliged to under this agreement and to paying loss and damages because of rescission hereof as provided in Section 14.1 or for any other reason.

SECTION 15. CONFIDENTIALITY

The parties agree that this Agreement as well as all information related therewith obtained by the other party through any officer, including executive officers, employees or other agents (the Agreement and said information the “Information” for the purpose of Section 15) shall be considered as confidential property, and may not be revealed without express consent of the other party. Notwithstanding the aforementioned, any party may reveal the Information in accordance with government, administrative or court demands, to which that party may be subject to, provided however that disclosing of information is compulsory for said party, and if failing to do so that party shall incur in any civil or criminal liability. If presuming that any party has revealed any Information breaching provision in this Section 15, the other party shall be entitled, without prejudice to any other right or legal remedy arising out of this Agreement or of any other source, to terminate this Agreement which termination shall become immediately effective (without a court order being required) by giving notice in writing to the other party. This confidentiality obligation shall be permanent and shall not terminate if this Agreement is expired, cancelled, terminated or rescinded.

Seller may reveal both information on the Agreement, and that related therewith, in accordance with requirements by Guarantor Institutions for collection of offered guaranties, as well as to Petroleos Mexicanos y Organismos Subsidiarios without consent in writing by Purchaser being required.

     SECTION 16. NO STIPULATION FOR THE BENEFIT OF THIRD PARTIES; ASSIGNMENTS.

     16.1 No stipulation for the benefit of third parties; No provision herein is aimed at nor construed as granting any person or entity any right under this Agreement as a provision benefiting third parties.

     16.2 Assignment by Purchaser: Purchaser may not assign to any person any right or interest herein nor delegate any obligation without the prior consent in writing by Seller. In the event Purchaser tries to make any assignment or delegation, without consent in writing by Seller, Seller may be entitled, without prejudice to any other right or legal remedy arising out of this Agreement or of any other source, to terminate this Agreement which termination shall immediately becoming effective (without any court order being required) by notice given in writing to Purchaser.

     16.3 Assignment by Seller: Except for the right to receive payment for supplied Product pursuant hereof (which right may be freely assigned by Seller) and for what is provided in the following sentence, Seller may not assign to any person any right or interest herein nor delegate any duty without the prior consent in writing by Purchaser. Seller may, freely, assign its rights and delegate its duties stemming out hereof to any Affiliate thereof. In the event any assignment is made by Seller pursuant to the terms of Section 16.3, Seller shall be relieved of any liability hereunder regarding any delegated duties.

SECTION 17. RELIEF OF LIABILITY

     17.1 Force majeure or Acts of God. Except as otherwise provided herein, pursuant to the terms in fraction V, articles 2017, and article 2111 of the Federal Civil Code, no party shall be obliged to or subject to any liability for losses, damages arising out of force majeure or acts of God, provided however that party has not caused or aided therefor.

Any financial or commercial event shall be expressly excluded from force majeure or acts of God .

Any party alleging force majeure or acts of God shall make all reasonable efforts and expenses to mitigate or remedy any effects of said force majeure or acts of God. No party shall be relieved of any duties that due to their nature were not affected by those events.

Notwithstanding what is provided above, the parties agree that non-recoverable costs that may be incurred to fulfill any duties arising hereof, by the party to whom notice is given until the time any invoked force majeure or act of God is proven, those costs shall be reimbursed thereto by any party invoking force majeure or an act of God within three Business days from the time so demanded in writing, in the understanding that any aforementioned costs shall be duly proven.

For any party to be relieved of a liability for any force majeure or act of God, the required conditions for any party invoking thereof shall be:

a)	That situation is notified pursuant to Section 17.2 even if occurrence of that event is in the public domain;

b)	Prove through an expert examination, within 5 business days following applicable notice, that a force majeure or act of God exists, as well as inability to fulfill duties thereof; both parties shall agree that if otherwise done, any invoked force majeure or act of God shall not deemed as such.

Duties of the parties pursuant to this Agreement shall be suspended during the period any inability to fulfill them remains for any force majeure or act of God. In the event said term extends for an additional sixty (60) day term, any party shall be entitled to terminate the Agreement by giving notice personally to the other party at least thirty (30) days in advance.

     17.2 Notice: Any party alleging force majeure or an act of God shall notify, pursuant to provisions in Section 21, the other party(i) that event has taken place and (ii) the time that event stops from preventing that party to perform hereof. In both cases, notice shall be made as soon as reasonably possible, however at no time after three (3) business days following date when the applicable party had known of the event, or when that party should have become knowledgeable of events detailed in above paragraphs (i) and (ii). Notwithstanding above provisions, if force majeure or act of God has obstructed communications in such a way it has not been possible to give notice within terms herein stipulated, the party alleging force majeure or an act of God shall give that notice as soon as practical and once communications are reestablished. If any party fails to give the above notice within the term set forth, that party shall not be entitled to allege a force majeure or an act of God.

     17.3 Payment of sold and delivered Product: Purchaser shall not be relieved by any provision set forth in this Section 17 of any duty to fully pay the price for any sold and delivered Product or to pay any amount owing to Seller pursuant hereof.

     17.4 No duty for a pro-rata to be imposed. If as a consequence of force majeure or an act of God, Product is not at any time sufficiently available to be supplied by Seller to Purchaser as hereunder, and to all other customers under undertakings executed by Seller therewith, Seller shall not be obliged to prorate any available Product among its customers, included Purchaser, and Seller may distribute, without any liability, any available Product as deemed advisable thereby; in the understanding that, if any event constituting force majeure or an act of God takes place, Seller shall not be obliged, for any reason, to purchase the Product from any third party to be able to sell it to Purchaser.

     17.5 Other relief of liability events: The parties agree that this agreement with all effects thereof shall be temporarily annulled, and at the option of Seller, the term thereof extended for a period equal to that said annulment lasts, whenever production thereof must be annulled due to force majeure or an act of God. If due to said force majeure or act of God production is only reduced, the agreed upon volume herein shall be reduced in a proportion similar to that in which production is reduced, and contracted volume shall be increased, as selected by Seller, to compensate for any non-supplied volume, in this event for the price in effect on the day that compensation is applied.

In any such events, the party the suspension is notified to may early terminate this Agreement, without any court order being needed, and without any liability whatsoever to any of them, except for what has been agreed upon herein.

SECTION 18. LIMITATION OF LIABILITY

If due to any unlawful or misleading conduct whereby any guilt may be inferred as to any party, and any such conduct being: any intentional or willful conduct or unintentional conduct due to negligence, a casualty takes place whether due to a legal or illegal act and a loss and/or damage is caused to the other party in accordance with terms in article 1913 of the Federal Civil Code, causing any loss and/or damage to the other party, the guilty party shall incur civil liabilities, therefore that party shall be obliged to indemnify the other damaged party in accordance with terms in article 1915 of the Federal Civil Code.

Pursuant to article 2110 of the Federal Civil Code, liability for both parties to pay loss and damages shall be applied to loss and damages being directly and immediately consequence of their behavior either legal or illegal, and without any liability exclusion existing.

SECTION 19. CHANGE OF CIRCUMSTANCES

The terms and conditions hereof have been agreed upon taking into account existing commercial events when executing hereof. In the event a substantial change of circumstances negatively and substantially affecting any contracting party in meeting its duties pursuant hereof takes place, that party may request renegotiation of any or more sections hereof or Exhibits hereto, specifying any change taking place any renegotiation request is based on. Upon receiving that request, the parties shall meet and negotiate in good faith a term not to exceed thirty (30) Days from that request date, to determine if any amendments to Agreement may be agreed upon or not thereby. If the parties fail to agree upon said amendments within that term, any one of them may terminate this Agreement at the end of any Month by giving notice to the other at least thirty (30) days in advance. During a term between the notice of termination and the day when termination becomes effective, any duties of the parties under this Agreement shall remain with full force and effect.

SECTION 20. SATISFACTORY DOCUMENTS.

Purchaser shall provide in time to Seller a listing of authorized individuals to act on behalf of Purchaser in any dealings with Seller, which individuals shall have those powers and authority determined by the Purchaser at its sole responsibility, as well as any power of representation or power of attorney evidencing thereof. Purchaser shall keep updated at all times said listing and shall provide Seller any other information or documents that may be reasonably requested thereby regarding financial or corporate situation of Purchaser during term hereof.

SECTION 21. NOTICES

Except as provided otherwise herein, all notices and communications between the parties shall be made in writing and shall become effective when received by the addressee at the address or telefax as indicated below:

If to Seller:	PEMEX GAS Y PETROQUÍMICA BÁSICA Av. Marina Nacional No. 329 Edificio 1917 (B-1), 10o Piso Col. Huasteca, 11311. México, D.F.
Telefax: Attention: If to Purchaser:

19-44-53-23 ****

INNOPHOS FOSFATADOS DE MEXICO, S. DE R.L. DE C.V.

Domicilio Conocido S/N Km. 5.5 Carretera Federal Coatzacoalcos – Villahermosa Complejo Industrial Pajaritos C.P. 96380 Pajaritos, Coatzacoalcos Ver.

Telefax: Attention:	53 22 48 00 Señores Pablo Gerardo López Sanchez and José Ramón González de Salceda y Urbina

or to any other address, electronic mail or telefax notified by any party as above-mentioned.

Purchaser undertakes to notify any change of address, in the understanding that if failing to do so, the initial indicated address shall apply for all purpose hereof, and shall suffice that any document intended to be notified to Purchaser may be delivered in that address by a notary public, and for all legal purposes it shall be deemed as made in person.

SECTION 22. SEVERABILITY OF PROVISIONS.

Invalidity, illegality of unenforceability of any one provision hereof shall in no way impair the validity and enforceability of any of the other clauses herein, except for the purpose hereof.

SECTION 23. AMENDMENTS

Any amendment to Agreement shall be made through an agreement in writing between the parties.

SECTION 24. GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the federal laws of Mexico. The parties expressly submit to exclusive jurisdiction of the Federal Courts of Mexico City, Federal District, and Purchaser expressly waives any other jurisdiction that might correspond thereto by reason of its present or future domiciles, or otherwise, regarding any dispute that may arise from or that may be related with this Agreement and that may not be solved between the parties.

SECTION 25. TERM

This Agreement shall become effective on the day a banking letter of credit and/or guaranty by a bonding company is submitted by Purchaser at the satisfaction of Seller, as referred to in paragraph 9.3 section 9, subject to termination provisions set forth therein with a term of one year from the day it is executed, in the understanding that once said term has elapsed and if no termination notice is submitted by any part to the other, the Agreement shall be automatically renewed for an indefinite period, and then it may be terminated by any party at the end of any Month by giving notice to the other party at least 3 months in advance and pursuant to provisions in Section 21 hereof, and in all cases the duties of the parties under this Agreement shall remain with full force and effect during the term between said notice date and the day the termination becomes effective.

SECTION 26. TAX OBLIGATIONS

Each party shall fulfill payment of taxes and other tax levies and charges pursuant to federal, state and municipal laws then effective in the United Mexican States or abroad, each party may be obliged to pay during term, performance and fulfillment hereof and exhibits thereto.

SECTION 27. ENTIRE AGREEMENT.

This Agreement contains all rights and obligations arising out of a relation existing between Purchaser and Seller for the purchase and sale of Product, except that if pursuant to any law, rule or guideline an additional obligation has been imposed upon any party; consequently, the Agreement contains the entire agreement and supersedes any other prior contracts or agreements, whether written or oral, between Purchaser and Seller or any Affiliate thereof, regarding purchase and sale of Product subject to becoming effective pursuant to what is provided in Section 25. No agreement entered into priorly or any negotiation between the parties in carrying out its business, and any representation by any officer, employee, attorney-in-fact or agent of Seller made before this Agreement was entered into subject to this Agreement becoming effective pursuant to provisions in Section 25 shall be admitted in constructing the terms and conditions thereof. Purchaser confirms that no implicit representations have been made by Seller inducing or inviting Purchaser to enter into this Agreement.

SECTION 28. EXHIBITS TO AGREEMENT

The parties agree to consider as the exhibits hereto those listed below, which exhibits duly signed by the parties become an integral part hereof.

Exhibit 1          Producing Centers and Shipping Centers

Exhibit 2          Product Specifications

Exhibit 3          Terms to Establish Delivery Schedules
                       Order Form
                       Final Delivery Schedule Form

Exhibit 4           Independent Inspectors

Exhibit 5           Price

SECTION 29. RESCISSION PROCEDURES

In the event of any breach by Purchaser to its duties set forth herein or those set forth in Section 14, Seller shall personally notify Purchaser, within fifteen business days following the day when breach has taken place or when breach was made known thereto, the opinion report establishing event based on which the agreement rescission proceeding has been entered.

As from legal notice of opinion whereby a rescission administrative proceeding begins, purchaser shall have a ten business day term to state whatever is applicable thereto regarding beginning of notified rescission proceeding.

Once term granted by Purchaser has elapsed, and if no statement is made by Purchaser to its defense or if once any reasons stated thereby have been analyzed, Seller believes that those reasons are not enough as to justify any incurred breach, any proceeding decision shall be issued.

Any decision issued regarding rescission of agreement shall be personally notified within a fifteen business day term following the day when any authorized term has concluded.

Purchaser shall not be relieved of any amount owing for the benefit of Seller by any rescission of agreement. Beginning on date of notice of beginning of proceeding, Seller may enforce any guaranty to the benefit thereof, notwithstanding whatever provisions in the agreement.

SECTION 30.- EFFECTS OF PRIOR LEGAL RELATIONS

Any oral or written agreement between the parties prior to execution hereof shall be superseded, as from time this agreement becomes effective pursuant to what is provided in section 25, consequently the parties are mutually relieved of any liability arising out of the execution or performance of any above agreements entered by the parties, except for invoices undergoing payment proceedings or claims not decided between the parties.

The parties state that no error, fraud, bad faith or any vice has existed in consenting their execution hereof, consequently they sign this Sulfur Supply Agreement in duplicate and an original copy shall be kept by each party through their legal representatives, in Mexico City, Federal District, on August 1, 2007.

SELLER Pemex Gas y Petroquímica Básica [A signature] **** ****, Basic Petrochemical Marketing	PURCHASER INNOPHOS FOSFATADOS DE MEXICO, S. DE R.L. DE C.V. [A signature] Messrs. Pablo Gerardo López Sanchez and José Ramón González de Salceda y Urbina Legal Representatives

LEGAL REVIEW
By General Counsel’s Office

[A signature]
Ms. Silvia Oropeza Querejeta
Legal Manager of Agreements and Contracts

EXHIBIT 1

PRODUCING CENTERS AND SHIPPING CENTERS

PRODUCING CENTERS AND SHIPPING CENTERS

Preferential Centers ****

In the understanding that if for operating reasons it is not possible to supply said product, Purchaser may withdraw it at its option, without any liability whatsoever to Seller of shipping centers proposed thereby, being the following being:

Alternate Producing Centers

****

EXHIBIT 2

PRODUCT SPECIFICATIONS

SULFUR SPECIFICATIONS

METHOD

TESTS	UNITS	OFFICIAL	ALTERNATE	SPECIFICATIONS

PURENESS	% WEIGHT	BASED ON		**** MIN.
DIFFERENCE

****	% WEIGHT	****	****	**** MAX.

****	% WEIGHT	****		**** MAX.

****	% WEIGHT	****	****	**** MAX.

****	% WEIGHT	****	****	**** MAX.

EXHIBIT 3

TERMS TO ESTABLISH DELIVERY PROGRAMS

Handbook for Purchaser

TERMS FOR ESTABLISHING DELIVERY SCHEDULES

I. ORDER DELIVERY

     In accordance with terms provided in Section 32, Purchaser shall deliver Seller a proposal of delivery schedule regarding following Month through a document named “Order Form” attached herein as Exhibit 3. Purchaser shall deliver that proposed delivery schedule through Fax to telephone 1944-53-62 or through a courier service to the Basic Petrochemical **** or via e-mail.

II. FINAL DELIVERY SCHEDULE

     Upon delivery to Purchaser of your order through fax, e-mail or courier service, as established in paragraph I above, Seller subsequently shall deliver or send to Purchaser within agreed upon terms in Section 3.4, a document called “Final Delivery Schedule Form” that is attached hereto as Exhibit 3.

     The Final Delivery Schedule Form, in addition to being an order confirmation, is the final delivery schedule for any applicable Month. It shall be prepared based on preliminary balance of Product availability, and shall be used both for Seller to plan its production schedules and its Production activities and for Purchaser to establish prior commitments with shipping companies; in the understanding that, the Product amounts ordered by Purchaser in the order may be amended by Seller in this Final Delivery Schedule under the terms of Section 3.3.

III. CONFIRMING PLACE AND DATE WHERE PRODUCT IS TO BE PICKED UP BY SHIPPING COMPANY

     Seller shall send Purchaser a confirmation via fax, courier service o electronic mail at the telephone, address, or e-mail address notified under the terms of Section 21, regarding deliveries to be made in any applicable month and pursuant to provision in paragraph II of this exhibit, specifying approximate volume to be delivered and Days when shipping team receiving deliverable Product shall show up; said schedule, for all purpose hereof, shall be called “Final Delivery Schedule”, in the understanding that, Seller reserves the right to amend the Proposed Delivery Schedule regarding percentage of Contractual Volume to be delivered in any applicable Month based on Product availability at Shipping Centers.

     In the event Purchaser disagrees with Final Delivery Schedule, including any adjustments made by Seller to Proposed Delivery Schedule, Purchaser shall indicate thereof in writing as soon as possible, however at all times before beginning of any month when Final Delivery Schedule shall be in effect (otherwise, Final Delivery Schedule shall be deemed as agreed with by Purchaser) requesting any changes deemed advisable as well as any reason therefor to the Basic Petrochemicals ****. That Office shall analyze the details to accept or deny petition and shall proceed thereupon, by delivering any rescheduling, if applicable, to Purchaser.

IV. TEAM AND DOCUMENT DELIVERY AT THE SHIPPING CENTER.

     In order to deliver Product, the applicable Shipping Center staff will check the following:

DOCUMENTS

Submittal Letter

     Any signed up carrier company shall be required by Purchaser to submit a letter on letterhead, wherein carrier company is authorized to receive scheduled and confirmed Product on behalf of Purchaser. That letter shall be signed by members of Purchaser’s staff holding broad representation powers and any restriction to that granted power shall be mentioned therein. Also, mention should be included that Seller is relieved of any liability due to any event that might occur while carrying the Product.

     If Product is collected using a vehicle property of Purchaser, this submittal letter shall be submitted by that vehicle’s driver.

Receipt by Carrier company

     For each delivered shipment, the Shipping Center shall require the vehicle driver a receipt signed by a member of Purchaser’s staff holding broad representation powers, preferably on letterhead by Purchaser or by the carrier company:

  Name of carrier company (if vehicles property of Purchaser, the Purchaser’s name shall be detailed.)
  Economic number
  Carrier vehicle license plates
  Driver’s name (driver shall show an ID)
  Name of Product to be loaded
  Name of Purchaser the carrier company was signed up by
  Verification certificate number issued by the Federal Consumer Protection Agency
  Product carried on prior time
  Team Verification Certificate issued by Competent Authority in that field.

Purchaser shall verify that any vehicles collecting load have a capacity as close as possible to any scheduled modules for each product (+/- 10%)

CARRIER VEHICLES

     Purchaser shall be responsible for carrier vehicles used to store and transport the Product are in proper mechanical, safety, cleanliness and maintenance conditions for that purpose. In ll cases, those vehicles shall meet technical characteristics set forth in applicable regulations issued by the Ministry of Communications and Transportation. Additionally, Purchaser shall be responsible to verify that all applicable legal provisions have been met, including without limitation those provisions regarding carrier vehicles transporting hazardous waste or materials referred to in Regulations for Land Transportation of Hazardous Materials and Wastes. Without prejudice to the above, Seller may inspect the vehicles, and no liability shall be incurred thereby with that inspection. Before the vehicle is permitted to enter the filling premises, fulfillment by vehicle of Seller’s safety regulations regarding vehicle and driver shall be verified (i.e. spark arresters, extinguisher, grounding, etc.)

V. PRODUCT DELIVERY

     Once documents mentioned in prior paragraph have been successfully reviewed, vehicle shall be allowed to enter Seller’s premises to load scheduled Product following the following steps:

  Purchaser shall be responsible for carrier vehicle compliance with mechanical, safety, cleanness and maintenance conditions of vehicle required to transport Product as provided in applicable legal provisions, including without limitation provisions in Regulations for Land Transport of Hazardous Materials and Wastes.
  The access pass shall be checked at the access point.
  The empty carrier vehicle shall be weighed and any determined weight shall be recorded.
  Then vehicle shall be moved to the filling area in order to load Product, however, all internal rules and regulations at Shipping Center related with traffic and safety inside premises shall be carefully followed.
  At the time vehicle reaches the filling area, members of Seller’s staff shall monitor filling operation.
  Vehicle loading shall always be performed at picking point thus guaranteeing safety while shipping Product; once vehicle has been filled up, vehicle shall be weighed again to determine any difference in amount of supplied Product.
  With tare weight, both gross and net, the consignment receipt for delivery of Product shall be filled out using both gross and net tare weight, and driver shall sign acknowledging receipt and a copy shall be delivered thereto, consequently any liability to Seller regarding delivered amount shall terminate, and subsequently the applicable invoice shall be issued in central offices.
  With exit permit shipping, carriage to Purchaser’s Plant shall be authorized and free passage shall be allowed until Seller’s premises exit point.

VI.	FAILURES IN RECEIVING OR DELIVERING PRODUCT TO SHIPPING CENTER

If Purchaser’s vehicle arrive in Shipping Center(s) and/or on date(s) other than that confirmed for Final Delivery Schedule, Seller shall not be obliged to deliver Product.

If Purchaser sends carrier vehicle on a date other than that confirmed in Final Delivery Schedule, Seller shall not deliver Product, consequently, any delays and other expenses incurred to its carrier vehicle for untimely arrival shall be borne by Purchaser.

If Purchaser’s carrier vehicle is not submitted on any confirmed date and place, Seller shall not be obliged to reschedule delivery, however, Seller may reschedule, at its sole discretion, based on product availability.

VII.	PRODUCT CARRIAGE

Seller shall not be responsible for any problem arising during product carriage.

In view of dangers in handling the Product marketed by Seller, it shall be compulsory for carriage thereof a civil liability insurance is maintained by Purchaser, or if applicable, by carrier company.

Purchaser shall be liable for monitoring and controlling carrier vehicles in transit. However, and in order to prevent that vehicles arrive at customers other than Purchaser, vehicles shall report Seller any deviations determined in order to correct them whenever possible, or for any applicable sanctions to be imposed upon the involved parties.

In the event any carrier vehicle has an accident in transit, notwithstanding any aid that must be provided by company then responsible for the Product, and any aid that may be received by assistance agency, Purchaser shall notify thereof to Seller, and request any available aid.

VIII. RECOMMENDATIONS TO PURCHASER

Upon arrival of vehicles to Plant, driver shall verify the following:

  That product is destined thereto
  That documents are complete
  That Product is as ordered.
  That amount of received Product is that listed in documents.
  That Product amount meets specifications agreed upon by Seller.

     Any inconsistency related with aforementioned shall be immediately reported to the applicable department at the Basic Petrochemicals ****.

  Whenever a product not assigned to Purchaser is accepted thereby, Seller reserves the right to impose any commercial sanctions applicable thereto, since such actions seriously affect any schedule performance, timely recovery of product value and Purchaser’s plant operation as initially scheduled.
  If Purchaser reports to **** having received a shipment destined to a different customer, the **** shall agree with original customer a recovery of shipment, since under no circumstance it shall be allowed that a product sent to a certain customer be received by a different customer, and shall not be unloaded thereby.
  If documents are not complete and Purchaser has any doubts, Purchaser shall call the ****, and any required data shall be provided thereto.
  If product received by Purchaser is not the one requested, **** shall provide technical assistance to identify that product and to determine destination thereof.
  As a service to Purchaser, when determined a portion is missing, the **** may, at the request of Purchaser, verify and aid Purchaser to define any liability therein.
  If the agreed upon quality has not been met by Product, **** shall take part in verifying and determining what caused the problem.

SHOULD YOU HAVE ANY QUESTION, PLEASE DON’T HESITATE TO CONTACT US AT AV. MARINA NACIONAL NO. 329 EDIFICIO B-1 PISO 10, COLONIA HUASTECA, MEXICO, D.F. C.P. 11311 TELEPHONE +52 (55) 1944-5339

SINCERELY YOURS,

NAME AND SIGNATURE

EXHIBIT 4

INDEPENDENT INSPECTORS

INDEPENDENT INSPECTORS

**** **** **** **** ****

EXHIBIT 5

PRICE

FORMULA FOR SULFUR PUBLIC PRICING

FORMULA AUTHORIZED BY THE MINISTRY OF FINANCE AND PUBLIC CREDIT

SULFUR FORMULA FOR CONTRACT PRICING (CONSUMPTION>=**** TON/MONTH) (**** Reference)

P.C.= [FCI * (SUGGESTED PRICE * FD) + LOGISTICS ADJUSTMENT ] * T.C.

UNIT COST OF SALE

P.C.= PRICE OF SOLID AND LIQUID SULFUR CONTRACT

SUGGESTED PRICE: CONTRACT PRICE AT **** OR (AVERAGE FOR 3 INITIAL WEEKS OF MONTH Q1 AND LAST MONTH Q2)

FCI MARKETING FACTOR PER SHIPPING CENTER = **** TO **** FD = DISCOUNT FACTOR AS PER VOLUME BASED DISCOUNT TABLE SALES UNIT COST = **** PESOS /TON

TC = AVERAGE EXCHANGE RELATED OF **** BUSINESS DAYS PRIOR TO DAY **** OF QUOTATIONS PUBLISHED IN THE FEDERAL OFFICIAL GAZETTE.

**** (REFERENCE) GREEN MARKETS HIGH & LOW AVERAGE

UPDATED DATE ON **** DAY EACH MONTH

SULFUR FORMULA FOR LIST PRICE (CONSUMPTIONS < **** TON/MONTH (**** Reference)

P.L. MAXIMUM OF [FCI* (SUGGESTED PRICE) + ADJUSTMENT BASED ON LOGISTICS) * TC

+ **** + T.C.

UNIT COST OF SALE

P.L. LIQUID AND SOLID SULFUR LIST PRICE

SUGGESTED PRICE: CONTRACT PRICE IN **** (AVERAGE FOR **** FIRST WEEKS OF MONTH Q1 AND LAST WEEK OF MONTH Q2

FCI: MARKETING FACTOR PER SHIPPING CENTER FROM **** TO ****

UNIT COST OF SALES = **** PESOS / TON

T.C. AVERAGE EXCHANGE RATE FOR **** BUSINESS DAYS PRIOR TO **** DAY OF QUOTATIONS AS PUBLISHED IN THE FEDERAL OFFICIAL GAZETTE

**** (REFERENCE): GREEN MARKETS HIGH AND LOW AVERAGE

UPDATE DATE **** DAY EACH MONTH

NOTE: LOGISTICS ADJUSTMENT IS UPDATED EVERY 6 MONTHS.

DISCOUNTS ON A VOLUME BASIS

Monthly consumption	% Disc	FD
(Ton)
500 – 2,500	****	****
2,501 – 5,000	****	****
5,001 – 7,500	****	****
7,501 – 10,000	****	****
10,001 -15,000	****	****
15,001 -20,000	****	****
<20,000	****	****

Any change to formula shall be notified pursuant to Section 21 hereof.

CRITERIA FOR APPLYING DISCOUNTS BASED ON VOLUME

1.	Price shall be assigned during applicable month of product consumption or delivery and that shall be applicable to Monthly Contractual Volume of said month.

2.	If Purchaser were to withdraw a volume exceeding Monthly Contractual Volume, price to be applied shall be that applicable to volume actually withdrawn for that month.

3.	If Purchaser takes a volume lower than the Monthly Contractual Volume for reasons attributable thereto, the price to be applied shall be that related to Volume actually taken during said month.

4.	if Purchaser takes a volume below the Monthly Contractual Volume for reasons attributable to Seller, the price to be applied shall be that related with the Monthly Contractual Volume.

5.	In Purchaser takes a lower volume not less that **** of its Monthly Contractual Volume and considering these variations in the amount received by Purchaser and supplied by Seller are owing to variations in capabilities of carrier vehicles supplied by Purchaser and/or to product loads (supply) of product manually performed by Seller (without mass measurements), price to be applied shall be that related with the Monthly Contractual Volume.

6.	If volume taken by Purchaser is below the Monthly Contractual Volume for reasons attributable both to Seller and Purchaser, those reasons shall be analyzed and volume attributable to each party in order to apply the relative price.

	6.1	Taken volume at each assigned supply center shall be determined comparing it with volumes confirmed by Purchaser.

	6.2	Compliance by each supply center shall be assessed determining any difference between confirmed volume and withdrawn volume.

	6.3	Events of default for each determined difference in each supply center shall be analyzed.

	64.	Using events of default in each supply center, volume attributable to either Purchaser or Pemex Gas y Petroquimica Basica shall be determined

	6.5	The following shall be performed to each supply center:

          6.5.1. If default is attributable, in whole o in part, to Purchaser, and to compute volume, the confirmed Volume will be subtracted from not taken volume for a cause attributable to Purchaser.

          6.5.2. If default is fully attributable to Seller, Confirmed Volume shall be used to count volume.

          6.5.3. In the event the confirmed volume or a volume exceeding thereof is withdrawn by Purchaser, the actually withdrawn amount shall be used in computing volume.

     6.6 Addition of computed volumes based on the above-mentioned paragraphs for each supply center, shall be applied to the relative price range.

7. In regard to maintenance provided for in section 3.6.2. , the following criteria shall be applied:

     7.1 If Purchaser or Seller orders maintenance in a thirty day period and that term takes place in that same calendar month, price shall not be applicable since no consumption was made.

     7.2 If Purchaser or Seller requests maintenance at irregular intervals, that is, in various periods which periods involve diverse months in a calendar year, the parties agree that price and applicable discount shall be that applicable to Base Contractual Volume on any relative month.

Criteria set forth herein shall be compulsory for the involved parties, and may be amended by Seller, whenever Seller deems advisable.